Exhibit 32

Certification of Annual Report on Form 10-K

of National HealthCare Corporation

For The Year Ended December 31, 2016

The undersigned hereby certify, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Annual Report on Form 10-K for National HealthCare Corporation ("Issuer") for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(a)	fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

This Certification accompanies the Annual Report on Form 10-K of the Issuer for the annual period ended December 31, 2016.

This Certification is executed as of February 15, 2017.

/s/Stephen F. Flatt
Stephen F. Flatt
Chief Executive Officer

/s/ Brian F. Kidd
Brian F. Kidd
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.